SEPARATION, CONSULTING AND NON-COMPETITION AGREEMENT
              ----------------------------------------------------

          THIS SEPARATION, CONSULTING AND NON-COMPETITION AGREEMENT (this "Agreement") is made and entered into this 17th day of August, 1999, by and among Anthony Puglisi (the "Executive"), Adecco SA, a societe anonyme organized under the laws of Switzerland ("Adecco"), and Olsten Corporation, a Delaware corporation ("the Company").

                                    RECITALS
                                    --------

          WHEREAS, the Boards of Directors of the Company and Adecco have each approved the merger (the "Merger") of Staffing Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Adecco ("Merger Sub"), with and into certain businesses of the Company pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 17, 1999, by and among Adecco, Merger Sub and the Company;

          WHEREAS, Adecco, the Company and the Executive desire that the Terminating Prior Agreements (as defined herein) terminate at the "Effective Time" of the Merger, as defined in the Merger Agreement (the "Effective Time"), and that the Executive will become a consultant to Adecco and its subsidiaries immediately at the Effective Time pursuant to this Agreement;

          WHEREAS, this Agreement will become effective only if the Merger is consummated;

          WHEREAS, the covenants provided herein, including the Executive's noncompetition and nonsolicitation covenants set forth in Sections 6.1 and 6.2 are material, significant and essential to effecting the transactions contemplated by the Merger Agreement; and

          WHEREAS, Adecco, the Executive and the Company desire to enter into this Agreement on the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT
                                    ---------

     1.   TERMINATION OF EMPLOYMENT
          -------------------------

          1.1. Termination of Employment. Effective at the Effective Time, the Executive's employment with the Company and its subsidiaries and affiliates shall terminate. The Executive shall resign from all positions with or relating to the Company and its subsidiaries and affiliates, effective at the Effective Time. Effective at the Effective Time, the Executive shall become a consultant to Adecco and its subsidiaries on the terms and subject to the conditions set forth herein.

          1.2. Termination of Certain Prior Agreements. Effective at the Effective Time, the agreement or agreements listed on Exhibit A hereto (the "Terminating Prior Agreements") shall terminate and the Executive shall waive any and all rights under the Terminating Prior Agreements, whether arising prior to, at or following the Effective Time, and Adecco, the Company and their subsidiaries and affiliates shall have no further obligation or liability under such Terminating Prior Agreements. In consideration of the termination of the Terminating Prior Agreements and the Executive's waiver of any and all rights under the Terminating Prior Agreements, the Company shall pay to the Executive a lump sum payment, in cash, in the amount of One Million Sixteen Thousand Four Hundred Thirty-Six Dollars ($1,016,436) (less amounts required to be withheld under applicable law), payable at the Effective Time.

          1.3. Termination of Other Rights to Compensation and Benefits. Effective at the Effective Time, the Executive shall waive any and all rights to compensation or benefits from Adecco, the Company and their subsidiaries and affiliates (including, without limitation, any and all rights under any plan, program, agreement or arrangement (whether or not in writing) maintained by Adecco, the Company or any of their subsidiaries or affiliates or under which Adecco, the Company or any of their subsidiaries or affiliates has any obligation or liability), and Adecco, the Company and their subsidiaries and affiliates shall have no further obligation or liability to the Executive with respect to any such compensation or benefits, except for: (a) any rights of the Executive to accrued, unpaid salary from the Company at the Effective Time, (b) any rights of the Executive to reimbursement of business expenses, incurred by the Executive prior to the Effective Time, in accordance with the Company's executive reimbursement policies, (c) any rights of Executive with respect to options or restricted stock awards granted to the Executive under the Company's 1994 Stock Incentive Plan or Incentive Restricted Stock Plan, that are outstanding at the Effective Time, subject to the terms and conditions of the agreements governing such options or restricted stock awards, such Plans and the Merger Agreement, (d) any rights to benefits to which the Executive (or the Executive's beneficiaries) shall be entitled in accordance with the employee benefit plans of the Company (as in effect from time to time) (other than any rights to benefits pursuant to the Terminating Prior Agreements) or in accordance with applicable law, (e) Executive's rights to indemnification or similar reimbursement pursuant to the certificate of incorporation or by-laws of the Company and its subsidiaries, by contract or otherwise; and (f) Executive's rights under this Agreement. Subject to the terms of any applicable trust agreement, the Company may recover any assets held in trust in connection with the Executive's rights to benefits pursuant to any Terminating Prior Agreement that are waived in accordance with Section 1.2.

     2.   CONSULTING ARRANGEMENT
          ----------------------

          2.1. Consulting Services. From and after the Effective Time, the Executive shall provide services as a consultant to Adecco and its subsidiaries as contemplated by this Agreement, and the Executive hereby agrees to provide such consulting services and to comply with the other provisions of this Agreement, upon the terms and subject to the conditions hereinafter set forth.

          2.2. Nature of Consulting and Other Services. In his rendering of consulting services for the benefit of Adecco and its subsidiaries hereunder, the Executive shall from time to time provide Adecco, Adecco's Board of Directors, and Adecco's executive officers with such advice as any of them may reasonably request in connection with the business and operations of Adecco and its subsidiaries and affiliates. The Executive shall provide such advice only at the request of Adecco's Board of Directors or its executive officers. The Executive shall hold himself available at reasonable times and on reasonable notice to render such consulting and advisory services as may be so assigned to him by Adecco, Adecco's Board of Directors, or Adecco's executive officers during the Consulting Term (as defined below); provided, however, that, unless the parties otherwise agree, the consulting and advisory services rendered by the Executive during the Consulting Term shall not exceed fifteen (15) hours each calendar month. Without limiting the foregoing, the Executive shall, upon the reasonable request of the persons specified above, (a) consult with Adecco and its subsidiaries with respect to all matters concerning the Company or Adecco in which the Executive had personal involvement during his period of employment and/or directorship with the Company or Adecco, (b) assist Adecco and its subsidiaries in the negotiation and consummation of business matters and prospects pending at the time of the termination of his employment and thereafter, and (c) cooperate with and assist Adecco and its subsidiaries in undertaking and preparing for legal and other proceedings relating to the affairs of Adecco and its subsidiaries. In connection with the consulting services rendered by him hereunder, the Executive shall (i) undertake such travel on Adecco's or Adecco's subsidiaries' behalf (and at Adecco's or Adecco's subsidiaries' expense) as Adecco and the Executive shall agree, and (ii) negotiate as Adecco's or its subsidiaries' representative when and as reasonably requested to do so by Adecco's Board of Directors or its executive officers.

          2.3. Nature of Consulting and Other Services. It is understood that the Executive is to act as a consultant and advisor to Adecco and its subsidiaries, and is not an employee or agent of, or co-venturer with, Adecco or any of its subsidiaries in any respect. The Executive shall have no right, authority, or power to act for or on Adecco's behalf other than as described in
Section 2.2 above. The relationship between Adecco and its subsidiaries, on the one hand, and the Executive, on the other, hereunder shall be that of independent contractor.

     3.   TERM
          ----

          The Executive hereby agrees to provide the consulting services contemplated by this Agreement for a term of four (4) years, commencing at the Effective Time and terminating on the fourth anniversary of the Effective Time (the "Consulting Term"). In the event of the death or permanent disability of the Executive after the Effective Time and prior to the end of the Consulting Term, the remaining fees under Sections 4.1 and 4.2 that would have been payable through the end of the Consulting Term shall continue to be paid through the end of the Consulting Term to the Executive or, in the event of the Executive's death, to the beneficiary designated in writing by the Executive (or, in the absence of a designated beneficiary who survives the Executive, Executive's estate).

     4.   CONSULTING, NON-COMPETITION AND NON-SOLICITATION FEES
          -----------------------------------------------------

          4.1. Consulting Fees. In consideration of the consulting services provided hereunder, the Company shall pay the Executive an annual consulting fee, in cash, in the amount of Fifty Thousand Dollars ($50,000) (less amounts required to be withheld under applicable law) payable during the Consulting Term. Such annual consulting fee shall be payable in advance on a quarterly basis. The fees payable to the Executive hereunder shall, subject to the other terms and provisions of this Agreement, continue for the full period of the Consulting Term even if the Executive obtains income from any other source, including other full-time employment.

          4.2. Non-Competition and Non-Solicitation Fees. In consideration of the covenants undertaken by the Executive under Sections 6.1 and 6.2 hereof, the Company shall pay the Executive: (a) a one-time non-competition and non-solicitation fee, in cash, in the amount of Two Million Seven Hundred Thousand Dollars ($2,700,000) (less amounts required to be withheld by applicable law), payable at the Effective Time and (b) an annual non-competition and non-solicitation fee, in cash, in the amount of Four Hundred Fifty Thousand Dollars ($450,000) (less amounts required to be withheld under applicable law), payable during the Consulting Term. Such annual non-competition and non-solicitation fee shall be payable in advance on a quarterly basis. The fees payable to the Executive hereunder shall, subject to the other terms and provisions of this Agreement, continue for the full period of the Consulting Term even if the Executive obtains income from any other source, including other full-time employment.

          4.3. Business Expenses. During the Consulting Term, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive in accordance with the policies and practices of the Company as in effect from time to time with respect to employees of the Company.

          4.4. Director Compensation. In the event that the Executive is a member of Adecco's or the Company's Board of Directors, the Executive shall be entitled to receive all compensation and fees as are payable by Adecco or the Company, as applicable, to its directors from time to time. Notwithstanding anything contained herein, time spent by the Executive in the performance of his services as a member of Adecco's or the Company's Board of Directors shall not be deemed to be the performance of consulting services hereunder.

          4.5. Medical Benefits. During the period ending on the third anniversary of the Effective Time, the Company shall provide the Executive (and the Executive's dependents) with the coverage under the Company's group medical plan or plans that is provided to executive officers of the Company (and their dependents) under the terms of such plan or plans, as in effect from time to time; provided, however, that, the Company's obligation hereunder shall terminate upon the date the Executive becomes covered under any group medical plan of the Executive's subsequent employer.

     5.   CONFIDENTIALITY
          ---------------

          5.1. Confidentiality. The Executive acknowledges that, during the course of his employment with the Company, the Executive has had, and during the course of his engagement under this Agreement the Executive will have, access to Confidential Information (as defined below) owned by the Company and/or Adecco or used or involved in or incidental to their operations, business and affairs. All such Confidential Information has been and will be disclosed to the Executive in confidence. The Executive covenants that from and after the Effective Time, he (a) will keep confidential all Confidential Information of Adecco and its subsidiaries and affiliates which is known to him and, except with the specific prior written consent of Adecco or as required to be disclosed by law or the order of any agency, court or other governmental authority, will not disclose any Confidential Information to any person other than Adecco, its subsidiaries and affiliates, or their respective employees accountants, counsel and other designated representatives as is appropriate in the course of his consulting relationship, and (b) will not make any public statement which disparages Adecco or any of its subsidiaries or any of their respective employees, officers or directors, which is materially damaging to Adecco and its subsidiaries taken as a whole. For purposes of this Agreement, "Confidential Information" shall mean all know-how, trade secrets and other confidential nonpublic information prepared for, by or on behalf of, or in the possession of, the Company, Adecco or any of their subsidiaries or affiliates, including without limitation (i) nonpublic proprietary information; (ii) other information derived from reports, investigations, research, studies, work in progress, codes, marketing, sales or service programs, capital expenditure projects, cost summaries, equipment, product or system designs or drawings, pricing or other formulae, contract analyses, financial information, projections, agreements with vendors, joint venture agreements, confidential filings with any agency, court or other governmental authority; and (iii) all other concepts, methods, techniques and processes of doing business, ideas or information that can be used in the operation of a business or other enterprise and is sufficiently valuable, or potentially valuable, and secret to afford an actual or potential economic advantage over others; provided, however, that Confidential Information shall not include any information that is currently generally available to and generally known by the public or, through no fault of the Executive, hereafter becomes generally available to and generally known by the public.

          5.2. Business Property. All records, files, drawings, documents and the like relating to Adecco's or the Company's business or the business of any of their subsidiaries or affiliates which the Executive shall prepare, use or come into contact with, shall be and remain Adecco's sole property and shall not be removed from the premises of Adecco, the Company or their subsidiaries and affiliates without its written consent except as required in the course of the Executive's consulting engagement. Upon the termination of the Consulting Term, all such records, files, drawings, documents and the like that are in the Executive's custody or control shall immediately be delivered by the Executive to Adecco or its designee. The Executive acknowledges that his obligations in this Section are of a unique character that gives them a special value to Adecco, the loss of which cannot reasonably or adequately be compensated in damages in an action at law, that a breach thereof will result in irreparable and continuing harm to Adecco and its subsidiaries and that therefore, in addition to any other remedy that Adecco or the Company may have at law or in equity, Adecco and/or the Company shall be entitled to injunctive relief for a breach thereof by the Executive.

     6.   NONCOMPETITION AND NONSOLICITATION
          ----------------------------------

          6.1. Noncompetition. The Executive covenants that he will not, during the period commencing at the Effective Time and terminating on the fourth anniversary of the Effective Time (the "Restricted Period"), (a) accept employment with or render service to any person, firm or corporation that is engaged in the business(es) conducted by Adecco or any of its subsidiaries or affiliates (as determined from time to time) in any market in which Adecco or any of such subsidiaries or affiliates is then conducting such business(es); or
(b) own, manage, operate, or control, or participate in the ownership, management, operation, or control of, or be connected as a principal, agent, representative, consultant, advisor, investor, owner, partner, financier, contractor, manager or joint venturer with, or permit his name to be used by or in connection or association with, any person, firm or corporation that is engaged in the business(es) conducted by Adecco or any of its subsidiaries or affiliates in any market in which Adecco or any of its subsidiaries or affiliates is then conducting such business(es); provided, however, that the Executive may invest as an investor in the voting securities of any person that is a reporting company under the Securities Exchange Act of 1934, as amended, so long as the aggregate amount of the securities the Executive owns directly or indirectly is less than five percent (5%) of the total outstanding voting securities of that person. Notwithstanding anything contained herein to the contrary, the Executive shall not be prohibited from accepting employment with, rendering services to or otherwise engaging in any activity or capacity with any entity engaged in the Health Services Business (as defined in the Merger Agreement).

          6.2. Nonsolicitation. The Executive covenants that he will not, during the Restricted Period, otherwise than on behalf of Adecco or any of its subsidiaries or affiliates (as determined from time to time), solicit the employment of any person, or induce or advise any person to leave the employ of Adecco or any of such subsidiaries or affiliates, if such person is, as of the date of such solicitation, inducement or advisement, employed on a full- or part-time basis by Adecco or any of its subsidiaries or affiliates.

          6.3. Breach by Executive. Notwithstanding anything contained herein, in the event that the Executive materially breaches any of the covenants undertaken by him under Section 6.1 or 6.2, the Company's obligation to make the compensation payments provided for in Section 4.1 or 4.2 hereof shall automatically terminate (other than with respect to any such payments earned by the Executive through the date of breach which have not theretofore been paid), and the Executive shall automatically forfeit all of his right to and interest in such payments.

          6.4. Modification. If the noncompetition and/or nonsolicitation covenants contained in the foregoing Sections 6.1 and 6.2 are, in the view of any court or arbitrator asked to rule upon the issue, deemed unenforceable by reason of covering too large an area, too long a period of time, too large a number of entities or too many business activities, then the same shall be deemed to cover only the largest area, the longest period, the largest number of entities or the most business activities, as the case may be, that will not render it unenforceable.

          6.5. Specific Performance. The Executive acknowledges and agrees that Adecco and the Company cannot be fully or adequately compensated in damages for a violation of Section 6.1 or 6.2 hereof, and that, in addition to any other relief to which Adecco or the Company may be entitled, it shall be entitled to injunctive and equitable relief.

     7.   EXCISE TAX Gross-Up
          -------------------

          (a) Anything in this Agreement to the contrary notwithstanding, if it shall be determined that any payment, distribution (or benefit provided (including, without limitation, the acceleration of any payment, distribution or benefit and the acceleration of exercisability of any stock option) to the Executive or for his benefit (whether paid or payable or distributed or distributable) pursuant to the terms of this Agreement or otherwise (the "Payment") would be subject, in whole or in part, to the excise tax imposed by section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (the "Excise Tax"), then the Executive shall be entitled to receive from the Company an additional payment (the "Gross-Up Payment") in an amount such that the net amount of the Payment and the Gross-Up Payment retained by Executive after the calculation and deduction of all Excise Taxes (including any interest or penalties imposed with respect to such taxes) on the Payment and all federal, state and local income tax, employment tax, self employment tax and Excise Tax (including any interest or penalties imposed with respect to such taxes) on the Gross-Up Payment provided for in this Section 7 and taking into account any lost or reduced tax deductions on account of the Gross-Up Payment, shall be equal to the Payment;

          (b) All determinations required to be made under this Section 7, including whether and when the Gross-Up Payment is required and the amount of such Gross-Up Payment, and the assumptions to be used in arriving at such determinations shall be made by the Accountants (as defined below) which shall provide the Executive, Adecco and the Company with detailed supporting calculations with respect to such Gross-Up Payment within ninety (90) days after the Effective Time. For the purposes of this Section 7, the "Accountants" shall mean PriceWaterhouseCoopers. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay Federal income taxes at the applicable marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made and to pay any applicable state and local income taxes at the applicable marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the reduction in federal income taxes which could be obtained from the deduction of such state or local taxes if paid in such year (determined with regard to limitations on deductions based upon the amount of Executive's adjusted gross income). To the extent practicable, any Gross-Up Payment with respect to any Payment shall be paid by the Company at the time Executive is entitled to receive the Payment and in no event shall any Gross-Up Payment be paid later than 30 days after the receipt by the Executive of the Accountants' determination. Any determination by the Accountants shall be binding upon the Company and the Executive, including for purposes of withholding on amounts payable under this Agreement. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accountants hereunder, it is possible that the Gross-Up Payment made will have been an amount that is greater or less than the Company should have paid pursuant to this Section 7 (an "Overpayment" or

"Underpayment," respectively). In the event that the Gross-Up Payment is determined by the Accountants or pursuant to any proceeding or negotiations with the Internal Revenue Service to be less than the amount initially determined by the Accountants, the Executive shall promptly repay the Overpayment to the Company; provided, however, that in the event any portion of the Gross-Up Payment to be repaid to the Company has been paid to any Federal, state or local tax authority, repayment thereof shall not be required until actual refund or credit of such portion has been made to the Executive. In the event that the Company exhausts its remedies pursuant to Section 7 ( c ) and the Executive is required to make a payment of any Excise Tax, the Underpayment shall be promptly paid by the Company to or for the Executive's benefit; and

          (c) The Executive shall notify Adecco and the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable after the Executive is informed in writing of such claim and shall apprise Adecco and the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to Adecco and the Company (or such shorter period ending on the date that any payment of taxes, interest and/or penalties with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) give the Company any information reasonably requested by the Company relating to such claim;

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

               (iii) cooperate with the Company in good faith in order to effectively contest such claim; and

               (iv) permit the Company to participate in any proceedings relating to such claims;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify Executive for and hold Executive harmless from, on an after-tax basis, any Excise Tax, income tax, employment tax or self employment tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of all related costs and expenses. Without limiting the foregoing provisions of this Section 7, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine. The Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     8.   DISPUTE RESOLUTION
          ------------------

          8.1. Arbitration. Except as provided in Section 6.5 hereof, in the event that any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation of this Agreement or any arrangements relating to this Agreement or contemplated in this Agreement or the breach, termination or invalidity thereof (collectively, a "Dispute") cannot be resolved by the parties, and the parties do not agree to an alternate procedure for resolving the Dispute, the Dispute shall be resolved by final and binding arbitration, before a panel of three arbitrators in New York, New York administered by the American Arbitration Association ("AAA"). The parties agree to arbitration as an alternative to court proceedings in order (i) to obtain a prompt evidentiary hearing and an arbitrator's final award resolving any dispute, (ii) to do so expeditiously, and (iii) to do so economically. During the arbitration proceeding, the arbitrator, in the arbitrator's sole discretion, shall have the right to grant requests for discovery of documents, the taking of depositions, and the issuance of subpoenas in accordance with rules of the AAA. The Company and the Executive shall each have the right to designate one of such arbitrators, and the two arbitrators shall together designate the third such arbitrator. The forum for any such action shall be New York, New York. Each party hereby promises to cooperate in the arbitration process to effectuate these purposes. The arbitration shall be conducted in accordance with the rules of the AAA which are in effect at the time of the arbitration. Judgment rendered by the arbitrator may be entered in any court having competent jurisdiction in accordance with Delaware law.

          8.2. Waiver of Jury Trial. By submitting a Dispute to arbitration, the parties hereto understand that they will not enjoy the benefits of a jury trial. Accordingly, the parties hereto expressly waive the right to a jury trial.

     9.   MISCELLANEOUS
          -------------

          9.1. Termination of Merger Agreement. In the event that the Merger Agreement terminates prior to the Merger, this Agreement shall thereupon terminate and be of no further force or effect.

          9.2. Assignment. This Agreement is personal to the Executive and without the prior written consent of Adecco shall not be assignable by the Executive other than by will or the laws of descent and distribution. This
Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors. Adecco shall require any successor to all or substantially all of the business and/or assets of Adecco, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as Adecco would be required to perform if no such succession had taken place. At the Effective Time, this Agreement shall be assumed by, and hereby is assigned to Adecco.

          9.3. Final and Entire Agreement; Amendment. The Executive acknowledges and agrees that this Agreement represents the final and entire agreement among the parties with respect to the subject matter hereof and, except as provided in
Section 1.3, supersedes all prior agreements (including, without limitation, the Terminating Prior Agreements), negotiations and discussions between the parties hereto and/or their respective counsel with respect to the subject matter hereof. Accordingly, except for the rights of the Executive described in Section 1.3(a) through (f), upon the Company's fulfilling its obligations to the Executive hereunder, the Executive agrees that Adecco, the Company and their subsidiaries and affiliates shall have no further obligations or liability to or in respect of the Executive under the Terminating Prior Agreements or any other plan, program, agreement or arrangement. This Agreement may be amended, modified or changed only by a written instrument executed by the Executive and the Company, provided that no such amendment, modification or change shall be made prior to the Effective Time without Adecco's prior written consent. No provision of this Agreement may be waived except by a writing executed and delivered by the party sought to be charged. Any such written waiver will be effective only with respect to the event or circumstance described therein and not with respect to any other event or circumstance, unless such waiver expressly provides to the contrary.

          9.4. Severability and Construction. In construing this Agreement, if any portion of this Agreement shall be found to be invalid or unenforceable, the remaining terms and provisions of this Agreement shall be given effect to the maximum extent permitted without considering the void, invalid or unenforceable provision. In construing this Agreement, the singular shall include the plural, the masculine shall include the feminine and neuter genders as appropriate, and no meaning or effect shall be given to the captions of the sections in this Agreement, which are inserted for convenience of reference only.

          9.5. Consultation With Counsel. The Executive represents and acknowledges that he has discussed all aspects of this Agreement with his attorney and that he has carefully read and fully understands all of its provisions.

          9.6. Expenses. Each of the Company, on one hand, and the Executive, on the other, shall be liable for their own respective costs and expenses incident to the execution of this Agreement and the consummation of the transactions contemplated hereby. Should the Executive or his successors retain counsel for the purpose of enforcing, or preventing the breach of, any provision hereof (including, but not limited to, by instituting any action or proceeding in arbitration or court to enforce any provision hereof or to enjoin a breach of any provision of this Agreement) or for a declaration of such party's rights or obligations under this Agreement, or any other remedy, whether in arbitration or in a court of law, then, the Executive shall be entitled to be reimbursed by the Company for all reasonable fees and expenses of attorneys and expert witnesses and court costs (including such fees, expenses and costs of appeal), if the Executive prevails with respect to a majority of his material claims in a nonappealable judgment of a court of competent jurisdiction.

          9.7. Cooperation in Legal Proceedings. Without limitation of Section 2.2(c) hereof, the Executive agrees, after the expiration of the Consulting Term, upon the reasonable request of Adecco, to cooperate with and assist Adecco and its subsidiaries in undertaking and preparing for legal and other proceedings relating to the affairs of Adecco and its subsidiaries. The Executive shall be reimbursed for the reasonable expenses he incurs in connection with any such cooperation and/or assistance, and shall receive from the Company reasonable per diem compensation in connection therewith, such per diem to be mutually agreed upon by the Executive and the Company.

          9.8. Notices. All notices and other communications provided to any party under this Agreement shall be in writing and delivered by a reputable overnight courier or other personal delivery to such party at its address set forth below its signature hereto, or at such other address as may be designated by such party in a notice to the other party. Any notice, if so delivered and properly addressed with postage prepaid, shall be deemed given when received.

          9.9. Withholding. Adecco or the Company, as applicable, may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          9.10. Unfunded Obligation. Except as expressly provided otherwise in this Agreement, the obligation to pay amounts under this Agreement is an unfunded obligation of the Company, and no such obligation shall create a trust or be deemed to be secured by any pledge or encumbrance on any property of Adecco, the Company or any of their subsidiaries.

          9.11. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York (without giving effect to the principles of conflict of laws thereof), as at the time in effect.

          9.12. Survival. The provisions of Sections 5.1, 5.2, 6.1, 6.2, 6.3, 6.4, 6.5, 7, 8.1, 8.2 and 9.1 through 9.13 shall survive any termination of this Agreement in accordance with their respective terms.

          9.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one instrument.

                           [SIGNATURE PAGE TO FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have each executed this Agreement as of the date first above written.



                                            "EXECUTIVE"



                                            ________________________________
                                            Anthony Puglisi

                                            Home Address:


                                            OLSTEN CORPORATION



                                            By: ____________________________
                                            Name:
                                            Title:

                                            Address:


                                            ADECCO SA


                                            By: ____________________________
                                            Name:
                                            Title:

                                            Address:


                                            By: ___________________________
                                            Name:
                                            Title:

                                            Address:

              SEPARATION, CONSULTING AND NON-COMPETITION AGREEMENT

                                 ANTHONY PUGLISI

                          Terminating Prior Agreements
                          ----------------------------


          1. Any benefits payable to or in respect of the Executive under the Olsten Corporation Supplemental Retirement Plan for Key Executives Designated by the Company, or any trust agreement maintained in connection therewith.

          2. Change in Control Letter Agreement, dated as of August 10, 1994 by and between the Company and Anthony Puglisi.